UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 9, 2015 (March 9, 2015)
____________________
ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 9, 2015, Enterprise Bancorp, Inc. (the “Company”) consummated the early redemption of all $10.5 million of the trust preferred securities issued by Enterprise (MA) Capital Trust I, a statutory business trust created under the laws of Delaware, in March 2000. The trust preferred securities carried an interest rate of 10.875% and were scheduled to mature on March 8, 2030. The trust preferred securities were callable at a premium of $102.719 plus accrued interest for a total redemption price of $11.4 million.

The redemption of the trust preferred securities was approved by the Company’s primary federal regulator on January 29, 2015 and was funded with a portion of the proceeds from the Company’s previously announced $15.0 million private placement of subordinated notes that was completed in January 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: March 9, 2015	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer